                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and the use of our report dated September 15, 1999 included in or made a part of this Registration Statement on Form SB-2 for the registration of shares of its common stock.

                                          ELLIOTT TULK PRYCE ANDERSON

                                          /s/ "Elliott Tulk Pryce Anderson"

Vancouver, Canada
May 12, 2000